Exhibit 10.23.1

FIRST AMENDMENT

TO THE

WALTER INDUSTRIES, INC.

INVOLUNTARY SEVERANCE BENEFIT PLAN

This First Amendment to the Walter Industries, Inc. Involuntary Severance Benefit Plan is made and entered into by Walter Industries, Inc. (the “Company”) this 17th day of December, 2008, but is effective as of January 1, 2009.

WITNESSETH:

WHEREAS, the Company has previously adopted the Walter Industries, Inc. Involuntary Severance Benefit Plan (the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan; and

WHEREAS, the Company has determined that it is appropriate to amend the Plan in the manner indicated hereinbelow.

NOW, THEREFORE, Section 2.20(c) of Article II of the Plan is hereby amended as follows:

(c)           The foregoing definition is intended to meet the requirements for a “separation from service” from the Service Recipient within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulations Section 1.409A-1(h), and shall be interpreted, construed, administered and applied consistently therewith. Without limiting the generality of the foregoing, for purposes of this definition, the definition of the term “Participating Employer” set forth below shall be modified as provided in Treasury Regulations Section 1.409A-1(h)(3), provided that an 80% standard (in lieu of the default 50% standard) shall be used for purposes of determining the service recipient/employer for this purpose.

IN WITNESS WHEREOF, this First Amendment has been executed and is effective as of the dates set forth hereinabove.

WALTER INDUSTRIES, INC.

By:	Larry E. Williams
	Title:	Senior Vice President